UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material under §240.14a-12

PURPLE INNOVATION, INC.

(Name of Registrant as Specified in Its Charter)

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Purple Innovation Responds to Coliseum Capital’s Campaign to Replace a Majority of the Board

Believes Coliseum’s Effort to Take Control of the Company Without Paying a Suitable Premium is Not in the Best Interests of All Purple Shareholders

LEHI, Utah, February 13, 2023 – Purple Innovation, Inc. (NASDAQ: PRPL) (the “Company” or “Purple”), a comfort innovation company known for creating the “World’s First No Pressure Mattress,” today responded to the announcement by Coliseum Capital Management, LLC (“Coliseum”), a 45% shareholder, of its intention to nominate five directors for election to Purple’s Board of Directors (the “Board”) at the Company’s 2023 annual meeting (the “Annual Meeting”).

The Special Committee of the Board of Directors made the following statement:

We are extremely disappointed that Coliseum has launched a proxy fight seeking to replace a majority of Purple’s Board, which currently comprises seven members.

Coliseum’s Managing Partner Adam Gray has served on Purple’s Board of Directors since the time the Company went public in 2018. He has been the Chairman of the Board’s Nomination & Governance Committee (N&G Committee) since its formation. During this time, Mr. Gray has been a fully engaged director, regularly contributing to Board composition and management succession planning, developing long-term growth strategies, and determining the appropriate capital structure to support the Company’s promising future.

At no time did Mr. Gray express his discontent with the way the business is being managed or the Company’s strategic direction. He appears content with management, and he has been the director most responsible for the Board’s composition, given his role as Chairman of the N&G Committee. Mr. Gray’s posture only changed in January when the Company rejected Coliseum Capital’s undervalued buyout proposal of $4.35 per share. Notably, Purple’s stock has closed over that price for the past 75 days. Only in January, after the Company turned down Coliseum’s opportunistic proposal, has Coliseum leveled criticisms and initiated the process to replace the majority of the Board with individuals of Coliseum’s choosing.

Mr. Gray and Coliseum have chosen to ignore the ongoing Board refreshment process that Mr. Gray, as Chair of the Board’s N&G Committee, was responsible for managing. Inexplicably, none of Coliseum’s new nominees were previously submitted by Mr. Gray for consideration to the independent search firm hired in the Fall by the N&G Committee. Furthermore, it appears that each of those candidates has past or current business relationships with Coliseum, which may affect their ability to act independently of Coliseum and on behalf of all Purple shareholders.

As Coliseum notes in its letter, Purple has an opportunity to unlock substantial shareholder value. The current Board has recruited an exceptional management team, led by Rob DeMartini, that is executing a clearly defined strategic and operational plan. It is unfortunate that as we approach the sixth month of Coliseum’s efforts to gain control of Purple without paying shareholders a suitable premium, Coliseum’s campaign continues to be a distraction for this outstanding team and our employees.

We remain interested in working cooperatively with Coliseum, and we will continue to seek to do so while protecting the interests of all shareholders. The Special Committee will review and consider Coliseum’s nomination notice in accordance with the Company’s bylaws and applicable law. The Board will present its recommendations for director nominees in its proxy statement that will be filed with the U.S. Securities and Exchange Commission. Purple shareholders are not required to take any action at this time.

Spotlight Advisors LLC is serving as strategic advisor and Sidley Austin LLP and Morris, Nichols, Arsht & Tunnell LLP are acting as legal advisors to the Special Committee.

About Purple

Purple is a digitally-native vertical brand with a mission to help people feel and live better through innovative comfort solutions. We design and manufacture a variety of innovative, premium, branded comfort products, including mattresses, pillows, cushions, frames, sheets and more. Our products are the result of over 30 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, Hyper-Elastic Polymer®, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. We market and sell our products through our direct-to-consumer online channels, traditional retail partners, third-party online retailers and our owned retail showrooms. For more information on Purple, visit purple.com.

Additional Information

The Company intends to file a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”). SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” section of the Company’s Investor Relations website at https://investors.purple.com/sec-filings/default.aspx or by contacting the Company’s Investor Relations department at ir@purple.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the 2023 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers is included in the Company’s Proxy Statement on Schedule 14A for its 2022 annual meeting of shareholders, filed with the SEC on April 1, 2022, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022 (as amended on March 16, 2022), and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above.

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 1, 2022, as amended by our Annual Report on Form 10-K/A Amendment No. 1 filed with the SEC on March 16, 2022 and in our other filings with the SEC. Many of these risks and uncertainties have been, and will be, exacerbated by the COVID–19 pandemic and any worsening of the global business and economic environment as a result. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contact:

Longacre Square Partners

Dan Zacchei / Joe Germani

purple@longacresquare.com